EXHIBIT 99.1

ChinaCast Education Corporation Reports Second Quarter and First Half 2009 Financial Results

 * Second Quarter 2009 Highlights:
   -- Total revenues of $11.2 million
   -- Net income of $3.8 million, Adjusted Net Income (non-GAAP) of
      $4.3 million
   -- Diluted EPS of $0.11; Adjusted Diluted EPS (non-GAAP) of $0.12
   -- EBITDA (non-GAAP) of $6.6 million
   -- Announced agreement to acquire second accredited private university in China which is projected to generate approximately
      $22.0 million in revenue and $6.6 million in net income in the academic year starting September 2009
   -- Joined the Russell 3000 and Russell Global Indexes

 * First Half 2009 Highlights:
   -- Total revenues of $22.5 million
   -- Net income of $6.7 million; Adjusted Net Income (non-GAAP) of
      $8.1m
   -- Diluted EPS of $0.19; Adjusted Diluted EPS (non-GAAP) of $0.23
   -- EBITDA (non-GAAP) of $12.3 million
   -- Cash and bank balances together with term deposits totaled
      $94.0 million

BEIJING, Aug. 10, 2009 (GLOBE NEWSWIRE) -- ChinaCast Education Corporation (the "Company" or "ChinaCast") (Nasdaq:CAST), a leading for-profit, post-secondary and E-learning services provider in China, today announced its financial results for the second quarter ended June 30, 2009.

"We are pleased to report another profitable quarter while showing significant improvements in all of our key financial metrics during the first half of the year," commented Ron Chan, Chairman and Chief Executive Officer. "It is our view that the education sector in China continues to be a long term, secular, consumer growth story and we believe that our team's performance reflects the strength of our position as a leader in the PRC for-profit, post-secondary education sector.

"The end of the second quarter represented our first full year of operation of The Foreign Trade and Business College of Chongqing Normal University ('FTBC'). We are excited about our opportunities for growth in the 2009 academic year starting in September and we intend to continue to improve the profitability of the existing degree programs we currently offer. We are currently implementing our plans to expand FTBC's non-degree and international course offerings and have recently established our first summer exchange program with a U.S. university. Our goal is to further diversify and leverage this asset to drive incremental revenue and net income growth.

"In our E-Learning business segment, we focused on improving profitability by focusing on increasing higher margin service revenue and decreasing lower margin equipment revenue. Thus, we were able to grow our second quarter E-Learning operating income by 18% and increase operating margin to 56% from 46% in the second quarter of 2008. We intend to continue to increase the profitability of this segment while developing new products and services which will provide incremental growth.

"We believe that our financial condition remains strong. Our cash and bank balances increased by $7 million to $94 million at the end of the second quarter of 2009 from $87 million at the end of the previous quarter. We intend to deploy this capital for our previously announced second accredited university acquisition which will be an accretive transaction and is on target to close in the third quarter. The university acquisition is projected to generate $22.0 million in revenue and $6.6 million in net income in the 2009 academic year starting in September 2009. We continue to see strong deal flow in the PRC post-secondary education sector, both from a traditional university and E-learning perspective, and we believe that we are well-positioned to complete additional transactions to enhance our growth."

Second Quarter 2009 Financial Results

Total Revenues - Total revenues for the quarter increased 4% to $11.2 million from $10.7 million in the second quarter of 2008. ChinaCast is organized into two business segments: the E-Learning Group ("ELG"), encompassing the Company's E-learning education service businesses, and the Traditional University Group ("TUG"), offering accredited bachelor and diploma degree programs to students from the Foreign Trade and Business College ("FTBC") campus in Chongqing. ELG revenue for the quarter remained flat year-over-year at $7.0 million primarily due to a large decrease in equipment sales. TUG revenue for the quarter increased 13% to $4.2 million from $3.7 million in the second quarter of 2008, primarily due to an increase in the number of post-secondary students at FTBC and a decrease in non-tuition revenue. The Company also reports revenue by service and equipment revenue. Service revenue for the quarter increased 7% to $11.0 million from $10.3 million in the second quarter of 2008 while equipment revenue decreased 58% to $0.2 million from $0.5 million in the second quarter of 2008.

Cost of Sales - Cost of sales for the quarter decreased 11% to $4.3 million from $4.9 million in the second quarter of 2008 primarily due to a decrease in lower margin equipment sales.

Gross Profit and Gross Margin - Gross profit for the quarter increased 17% to $6.9 million from $5.9 million in the second quarter of 2008. Gross profit margin for the quarter was 61% compared to 55% in the second quarter of 2008.

Share Based Compensation - Share based compensation for the quarter increased 42% to $0.5 million from $0.3 million in the second quarter of 2008.

Operating Expenses - Operating expenses for the quarter increased 6% to $1.7 million from $1.6 million in the second quarter of 2008 primarily due to an increase in share based compensation.

Operating Income, Operating Income Margin - Operating income for the quarter increased 22% to $5.1 million from $4.2 million in the second quarter of 2008. Operating income margin for the quarter was 46% compared to 39% in the second quarter of 2008.

Net Income, Net Income Margin - Net income attributable to the Company for the quarter increased 2% to $3.8 million from $3.7 million in the second quarter of 2008. Net income margin for the quarter was 34% compared to 35% in the second quarter of 2008.

Adjusted Net Income, Adjusted Net Income Margin - Adjusted net income excluding share based compensation expenses (non-GAAP) for the quarter increased 5% to $4.3 million from $4.1 million in the second quarter of 2008. Adjusted net income margin excluding share based compensation expenses (non-GAAP) for the quarter was 38% compared to 38% in the second quarter of 2008.

EBITDA and EBITDA Margin - EBITDA (non-GAAP) for the quarter increased 15% to $6.6 million from $5.7 million in the second quarter of 2008. EBITDA margin (non-GAAP) for the quarter was 59% compared to 54% in the second quarter of 2008.

Diluted EPS, Adjusted Diluted EPS - Diluted earnings per share for the quarter were $0.11 compared to $0.14 in the second quarter of 2008 primarily due to a year-over-year increase in shares used in the computation. Adjusted diluted earnings per share excluding share based compensation expenses (non-GAAP) for the quarter were $0.12 compared to $0.15 in the second quarter of 2008. The weighted average number of shares used in the computation was 35,802,327 for the second quarter of 2009 and 27,385,554 for the second quarter of 2008.

First Half 2009 Financial Results

Total Revenues - Total revenues for the first half increased 16% to $22.5 million from $19.3 million in the first half of 2008. ELG revenue for the first half decreased 11% to $13.9 million from $15.6 million in the first half of 2008 primarily due to a large decrease in equipment sales. TUG revenue for the first half increased 131% to $8.6 million from $3.7 million in the first half of 2008, primarily due to the addition of the TUG business in the second quarter of 2008 and an increase in the number of students at FTBC. Service revenue for the first half increased 36% to $21.9 million from $16.1 million in the first half of 2008 while equipment revenue decreased 81% to $0.6 million from $3.3 million in the first half of 2008.

Cost of Sales - Cost of sales for the first half decreased 5% to $8.9 million from $9.4 million in the first half of 2008 primarily due to a decrease in equipment sales.

Gross Profit and Gross Margin - Gross profit for the first half increased 37% to $13.6 million from $10.0 million in the first half of 2008. Gross profit margin for the first half was 61% compared to 52% in the first half of 2008.

Share Based Compensation - Share based compensation for the first half decreased 13% to $1.4 million from $1.6 million in the first half of 2008.

Operating Expenses - Operating expenses for the first half decreased 7% year-over-year to $4.4 million from $4.7 million in the first half of 2008 primarily due to a decrease in share based compensation.

Operating Income, Operating Income Margin - Operating income for the first half increased 76% to $9.2 million from $5.2 million in the first half of 2008. Operating income margin for the first half was 41% compared to 27% in the first half of 2008.

Net Income, Net Income Margin - Net income attributable to the Company for the first half increased 36% to $6.7 million from $4.9 million in the first half of 2008. Net income margin for the first half was 30% compared to 25% in the first half of 2008.

Adjusted Net Income, Adjusted Net Income Margin - Adjusted net income excluding share based compensation expenses (non-GAAP) for the first half increased 24% to $8.1 million from $6.6 million in the first half of 2008. Adjusted net income margin excluding share based compensation expenses (non-GAAP) for the first half was 36% compared to 34% in the first half of 2008.

EBITDA and EBITDA Margin - EBITDA (non-GAAP) for the first half increased 76% to $12.3 million from $7.0 million in the first half of 2008. EBITDA margin (non-GAAP) for the first half was 55% compared to 36% in the first half of 2008.

Diluted EPS, Adjusted Diluted EPS - Diluted earnings per share for the first half were $0.19 compared to $0.18 in the first half of 2008 primarily due to a year-over-year increase in shares used in the computation. Adjusted diluted earnings per share excluding share based compensation expenses (non-GAAP) for the first half were $0.23 compared to $0.24 in the first half of 2008. The weighted average number of shares used in the computation was 35,725,311 in first half of 2009 and 27,838,906 for the first half of 2008.

Cash and Bank Balances together with Term Deposits - Cash and bank balances together with term deposits totaled $94.0 million as of June 30, 2009, compared to $86.6 million as of December 31, 2008.

Financial Outlook for 2009

As stated previously, for the full year ending December 31, 2009, the Company estimates that total revenue will be between $49 million to $51 million and adjusted net income (non-GAAP) between $14 million to $16 million, which does not include shared-based compensation and impairment charges. In addition, this guidance does not include the anticipated contribution from the pending university acquisition. This is the Company's current and preliminary view, which is subject to change.

Conference Call Information

ChinaCast's management team will host an earnings conference call at 10:30 am U.S. Eastern Time, Tuesday, August 11, 2009 (10:30 pm China Time, August 11, 2009). The dial-in details for the earnings conference call are as follows:

 U.S./Canada Toll Free: +1-877-852-6580
 International: +1-719-325-4801

A replay of the conference call will be available at the following numbers from 1:30 pm U.S. Eastern Time, Tuesday, August 11, 2009, through midnight U.S. Eastern Time, Monday, August 24, 2009.

 U.S./Canada Toll Free: +1-888-203-1112
 International: +1-719-457-0820
 Pass Code: 4372027

A live and archived version of the earnings call will be available at www.chinacasteducation.com. Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and E-learning services provider in China. The Company provides its post-secondary degree programs through its 80% ownership in the holding company of the Foreign Trade and Business College (or "FTBC") of Chongqing Normal University. FTBC offers career-oriented bachelor's degree and diploma programs in business, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its E-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10K for the fiscal year ended December 31, 2008. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted net income, adjusted net-income margin, adjusted EPS (basic and diluted), EBITDA, EBITDA margin and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our "recurring core business operating results." These non-GAAP financial measures exclude from our operating performance not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(1) The U.S. dollar figures presented in this release are derived from the corresponding RMB figures from the Company's Form 10Q for the periods ended June 30, 2009 and June 30, 2008, and are based on the historical exchange rate of US$1.0 = 6.8 RMB at June 30, 2009, and US$1.0 = 6.9 RMB at June 30, 2009, respectively.

                                               As of         As of
                                              June 30,    December 31,
                                                2009          2008
                                            ------------  ------------
                                              US '000       US '000
                                                             (Note)
 Assets

 Current assets:
  Cash and cash equivalents                       19,508        32,372
  Term deposits                                   74,515        54,265
  Accounts receivable                              6,827         4,791
  Inventory                                          207           209
  Prepaid expenses and other current assets        1,188         1,322
  Amounts due from related parties                   278           366
                                            ------------  ------------

 Total current assets                            102,523        93,325
 Non-current deposits                                596           101
 Property and equipment, net                      39,400        41,762
 Land use rights, net                             17,717        17,909
 Acquired intangible assets, net                   3,404         4,607
 Long-term investments                               683           768
 Non-current advances to a related party          14,827        16,208
 Goodwill                                         45,784        45,784
                                            ------------  ------------
 Total assets                                    224,934       220,464
                                            ============  ============

 Liabilities and shareholders' equity
 Current liabilities:
  Accounts payable                                 2,026         1,686
  Accrued expenses and other current
   liabilities                                    16,297        19,530
  Deferred revenues                                3,396        12,408
  Amount due to related parties                      235           166
  Income taxes payable                             8,785         7,440
  Current portion of long-term bank
   borrowings                                     11,529         2,941
  Current portion of capital lease
   obligation                                        185           175
  Other borrowings                                 1,608           161
                                            ------------  ------------

 Total current liabilities                        44,061        44,507
                                            ------------  ------------

 Non-current liabilities:
  Long-term bank borrowings                        4,412         8,588
  Capital lease obligations, net of current
   portion                                           188           194
  Deferred tax liabilities                         2,909         3,093
  Unrecognized tax benefits                        7,114         6,561
                                            ------------  ------------

 Total non-current liabilities                    14,623        18,436
                                            ------------  ------------

 Total liabilities                                58,684        62,943
                                            ------------  ------------

 Commitments and contingencies
 Shareholders' equity:

  Ordinary shares (US$0.0001 par value;
   100,000,000 shares authorized; 35,768,251
   and 35,648,251 shares issued and
   outstanding)                                        4             4
  Additional paid-in capital                     140,892       139,464
  Statutory reserve                                4,134         4,134
  Accumulated other comprehensive loss              (911)         (802)
  Retained earnings                               14,854         8,165
                                            ------------  ------------

 Total ChinaCast Education Corporation
  shareholders' equity                           158,973       150,965

 Noncontrolling interest                           7,277         6,556
                                            ------------  ------------

 Total shareholders' equity                      166,250       157,521
                                            ------------  ------------

 Total liabilities and shareholders' equity      224,934       220,464

                                        For the three months     YoY
                                           ended June 30,
                                       -------------------------------
                                          2009        2008     %change
                                         US '000     US '000     +(-)
                                                     (Note)
 Revenues:
  Service                                  10,998      10,262       7%
  Equipment                                   190         451     -58%

                                           11,188      10,713       4%

 Cost of revenues:
  Service                                  (4,143)     (4,419)     -6%
  Equipment                                  (189)       (448)    -58%

                                           (4,332)     (4,867)    -11%

 Gross profit                               6,856       5,846      17%

 Operating (expenses) income:
 Selling and marketing expenses
  (including share-based compensation
  of RMB266 and RMB111 for the three
  months ended June 30 for 2009 and
  2008, respectively)                        (123)       (128)     -4%
 General and administrative expenses
  (including share-based compensation
  of RMB2,868 and RMB2,130 for the
  three months ended June 30 for 2009
  and 2008, respectively)                  (1,944)     (1,766)     10%
 Foreign exchange gain (loss)                  (8)        (27)    -70%
 Management service fee                       343         289      19%
 Other operating income                        --          --      --

 Total operating expenses, net             (1,732)     (1,632)      6%

 Income from operations                     5,124       4,214      22%
 Interest income                              364         829     -56%
 Interest expense                            (252)        (26)    869%
 Income before provision for income
  taxes and loss in equity investments      5,236       5,017       4%

 Provision for income taxes                (1,051)       (871)     21%

 Income before loss in equity
  investments                               4,185       4,146       1%
 Loss in equity investments                   (46)        (59)    -22%

 Net Income                                 4,139       4,087       1%
 Less: Net income attributable to
  noncontrolling interest                    (346)       (356)     -3%

 Net income attributable to ChinaCast
  Education Corporation                     3,793       3,731       2%

 Earnings per share
 Net income attributable to ChinaCast
  Education Corporation per share
  Basic (US$)                                0.11        0.14     -21%
  Diluted (US$)                              0.11        0.14     -21%

 Weighted average shares used in
  computation:
  Basic                                35,656,163  27,385,554
  Diluted                              35,802,327  27,385,554

                                         For the six months      YoY
                                           ended June 30,
                                       -------------------------------
                                          2009        2008     %change
                                         US '000     US '000     +(-)
                                                     (Note)
 Revenues:
  Service                                  21,889      16,089      36%
  Equipment                                   613       3,247     -81%

                                           22,502      19,336      16%

 Cost of revenues:
  Service                                  (8,251)     (6,156)     34%
  Equipment                                  (607)     (3,217)    -81%

                                           (8,858)     (9,373)     -5%

 Gross profit                              13,644       9,963      37%

 Operating (expenses) income:
 Selling and marketing expenses
  (including share-based compensation
  of RMB1,106 and RMB1,392 for the six
  months ended June 30 for 2009 and
  2008, respectively)                        (400)       (633)    -37%
 General and administrative expenses
  (including share-based compensation
  of RMB8,606 and RMB9,964 for the six
  months ended June 30 for 2009 and
  2008, respectively)                      (4,583)     (4,407)      4%
 Foreign exchange gain (loss)                  17         (94)   -118%
 Management service fee                       485         405      20%
 Other operating income                        75          --      --

 Total operating expenses, net             (4,406)     (4,729)     -7%

 Income from operations                     9,238       5,234      76%
 Interest income                              704       1,677     -58%
 Interest expense                            (466)        (27)  1,626%
 Income before provision for income
  taxes and loss in equity investments      9,476       6,884      38%
 Provision for income taxes                (1,981)     (1,430)     39%

 Income before loss in equity
  investments                               7,495       5,454      37%
 Loss in equity investments                   (85)       (118)    -28%

    Net Income                              7,410       5,336      39%
 Less: Net income attributable to
  noncontrolling interest                    (722)       (412)     75%

 Net income attributable to ChinaCast
  Education Corporation                     6,688       4,924      36%

 Earnings per share
 Net income attributable to ChinaCast
  Education Corporation per share
  Basic (US$)                                0.19        0.18       6%
  Diluted (US$)                              0.19        0.18       6%

 Weighted average shares used in
  computation:
  Basic                                35,652,229  27,341,405
  Diluted                              35,725,311  27,838,906

                                                  For the six months
                                                    ended June 30,
                                                ----------------------
                                                   2009        2008
                                                  US '000     US '000
                                                              (Note)
 Cash flows from operating activities:
 Net income                                         7,410       5,336
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                    3,116       1,789
   Share-based compensation                         1,428       1,646
   Gain on disposal of property and equipment          --          --
   Loss in equity investments                          85         118
 Changes in assets and liabilities:                                 0
   Accounts receivable                             (2,033)       (665)
   Inventory                                            1           4
   Prepaid expenses and other current assets          206        (322)
   Non-current deposits                              (495)        157
   Amounts due from related parties                    88         168
   Accounts payable                                   339         194
   Accrued expenses and other current
    liabilities                                       922      (4,372)
   Deferred revenues                               (9,012)      2,320
   Amount due to related party                         (4)         --
   Income taxes payable                             1,345       1,117
   Deferred taxes liabilities                        (184)       (118)
   Unrecognized tax benefits                          553          (1)

 Net cash provided by operating activities          3,765       7,371

 Cash flows from investing activities:
   Advance to related party                        (2,941)        (22)
   Repayment from advance to related party          4,322       1,278
   Purchase of subsidiaries, net of cash
    acquired                                           --     (59,950)
   Purchase of property and equipment              (3,695)       (513)
   Term deposits                                  (20,250)     32,373

 Net cash used in investing activities            (22,564)    (26,834)

 Cash flows from financing activities:
   Other borrowings raised                          1,523         243
   Other borrowing raised from a related party         73          --
   Repayment of other borrowings                      (76)         --
   Proceeds from bank borrowings                    4,412          --
   Exercise of warrants                                --       2,038
   Repayment of capital lease obligations               3          (5)

 Net cash provided by financing activities          5,935       2,276

 Effect of foreign exchange rate changes               --         (32)
 Net decrease in cash and cash equivalents        (12,864)    (17,219)
 Cash and cash equivalents at beginning of the
  period                                           32,372      20,088

 Cash and cash equivalents at end of the period    19,508       2,869

 Reconciliations of non-GAAP
 results of operations measures      3 months       3 months     YoY %
 to the nearest comparable GAAP       ended          ended      Change
 measures                           30/06/2009     30/06/2008
                                     US$ '000       US$ '000     +/(-)
                                                     (Note)
 Gross Profit                          6,856.00       5,846.00     17%
 Gross Profit Margin                         61%            55%

 Net Income                            3,793.00       3,731.00      2%
 Depreciation and Amortization         1,534.00       1,586.00     -3%
 Interest Income                        (364.00)       (829.00)   -56%

 Interest Expense                        252.00          26.00    869%
 Provision for Income Taxes            1,051.00         871.00     21%
 Non-controlling Interest                346.00         356.00     -3%
 EBITDA                                6,612.00       5,741.00      4%
 EBITDA Margin                               59%            54%

 Net Income                            3,793.00       3,731.00      2%
 Shared Based Compensation               461.00         344.00     34%
 Adjusted Net Income                   4,254.00       4,075.00      4%
 Net Income Margin                           34%            35%
 Adjusted Net Income Margin                  38%            38%

 Fully Diluted Shares             35,802,327.00  27,385,554.00
 EPS (Diluted)                             0.11           0.14    -21%
 Adjusted EPS (Diluted)                    0.12           0.15    -20%

 Reconciliations of non-GAAP
 results of operations measures      6 months       6 months     YoY %
 to the nearest comparable GAAP       ended          ended      Change
 measures                           30/06/2009     30/06/2008
                                     US$ '000       US$ '000     +/(-)
                                                    (Note)
 Gross Profit                         13,644.00       9,963.00     37%
 Gross Profit Margin                         61%            52%

 Net Income                            6,688.00       4,924.00     36%
 Depreciation and Amortization         3,116.00       1,789.00     74%
 Interest Income                        (704.00)     (1,677.00)   -58%
 Interest Expense                        466.00          27.00  1,626%
 Provision for Income Taxes            1,981.00       1,430.00     39%
 Non-controlling Interest                722.00         412.00     75%
 EBITDA                               12,269.00       6,905.00     59%
 EBITDA Margin                               55%            36%

 Net Income                            6,688.00       4,924.00     36%
 Shared Based Compensation             1,428.00       1,646.00    -13%
 Adjusted Net Income                   8,116.00       6,570.00     24%
 Net Income Margin                           30%            25%
 Adjusted Net Income Margin                  36%            34%

 Fully Diluted Shares             35,725,311.00  27,838,906.00
 EPS (Diluted)                             0.19           0.18      6%
 Adjusted EPS (Diluted)                    0.23           0.24     -4%

(Note: Certain amounts have been restated following the adoption of Statement of Financial Accounting Standards No. 160 which was effective in 2009.)

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer
          +1-347-482-1588
          mjsantos@chinacasteducation.com
          www.chinacasteducation.com

          HC International
          Ted Haberfield, Executive Vice President
          +1-760-755-2716
          thaberfield@hcinternational.net